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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); on Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office Products
Company of our report dated May 23, 1996, except for Note N as to which the date is October 14, 1996, relating to the financial statements of Bay State Computer Group, Inc. included in U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 26, 1997.

                                         Parent, McLaughlin & Nangle

                                         Boston, Massachusetts

June 30, 1997